Exhibit 99.1

Absci Reports Business Updates and First Quarter 2024 Financial and Operating Results
Initiated IND-enabling studies for ABS-101 in February
Continuing to advance ABS-201 and ABS-301 through preclinical studies
VANCOUVER, Wash. and NEW YORK, May 14, 2024 – Absci Corporation (Nasdaq: ABSI), a data-first generative AI drug creation company, today reported financial and operating results for the quarter ended March 31, 2024.
"During the first quarter, we made significant strides in advancing both our internal and partnered programs according to plan," said Sean McClain, Founder and CEO. "I am especially excited by our progress, which demonstrates the potential of our generative AI platform to disrupt the economics of drug discovery and to design differentiated therapeutics addressing significant unmet medical needs for patients."
Recent Highlights
•Initiated IND-enabling studies for ABS-101, a potential best-in-class anti-TL1A antibody, in February 2024. Absci recently completed studies demonstrating ABS-101 candidates' abilities to bind both the TL1A monomer and trimer, which could potentially lead to differentiated clinical efficacy. Absci plans to share additional preclinical data, including data from non-human primate studies, for this program in the next few months.
•Continuing to advance ABS-201 and ABS-301 programs through preclinical studies, with plans to share additional information for each program in the second half of 2024.
•Completed an underwritten public offering of common stock raising gross proceeds of approximately $86.4 million in March 2024.

Exhibit 99.1
Internal Pipeline Updates, Anticipated Progress, and 2024 Outlook
•ABS-101 (potential best-in-class anti-TL1A antibody): Absci presented early preclinical data on ABS-101 in January, with three advanced leads showing properties consistent with a potentially superior product profile, including demonstrated high affinity, high potency, favorable developability, and extended half-life. Following further confirmatory PK studies in February, the company selected a primary and a backup development candidate to advance into IND-enabling studies. Absci recently completed studies demonstrating ABS-101 candidates' abilities to bind both the TL1A monomer and trimer, which could potentially lead to differentiated clinical efficacy. Absci plans to share additional preclinical data, including data from non-human primate studies, for this program in the next few months. Absci expects to initiate Phase 1 clinical studies for ABS-101 in early 2025, with an interim data readout expected in the second half of 2025.
•ABS-201 (potential best-in-class antibody for undisclosed dermatology target): ABS-201 is designed for an undisclosed dermatological indication with significant unmet need, where the efficacy of the pharmacological standard of care is not satisfactory. Absci anticipates selecting a development candidate for this program in the second half of 2024.
•ABS-301 (potential first-in-class antibody for undisclosed immuno-oncology target): ABS-301 is a fully human antibody designed to bind to a novel target discovered through Absci's Reverse Immunology platform. Absci anticipates completion of mode-of-action validation studies for this program in the second half of 2024.
•Additional Internal Pipeline Programs: In addition to further development of ABS-101, ABS-201, and ABS-301, Absci expects to advance at least one additional internal asset program to a lead stage in 2024.
•Drug Creation Partnerships: Absci continues to make further progress on its existing drug creation partnerships and anticipates signing additional drug creation partnerships with at least four Partners in 2024, including one or more multi-program partnerships.
Absci continues to expect a gross use of cash, cash equivalents, and short-term investments of approximately $80 million for the fiscal year ending December 31, 2024. This amount includes the expected costs associated with completing the IND-enabling studies for ABS-101 with a third-party contract research organization.
Absci continues to focus its investments and operations on advancing its internal pipeline of programs, alongside current and future partnered programs, while achieving ongoing platform improvements and operational efficiencies. Based on the company's current plans, Absci believes its existing cash, cash equivalents, and short-term investments will be sufficient to fund its operations into the first half of 2027.

Exhibit 99.1
First Quarter 2024 Financial Results
Revenue was $0.9 million for the three months ended March 31, 2024 compared to $1.3 million for the three months ended March 31, 2023. This decrease was driven by mix of partnered and internal programs, and related progress.
Research and development expenses were $12.2 million for the three months ended March 31, 2024 compared to $12.7 million for the three months ended March 31, 2023. This decrease was primarily driven by lower personnel costs, offset by an increase in stock compensation expense.
Selling, general, and administrative expenses were $8.7 million for the three months ended March 31, 2024 compared to $9.6 million for the three months ended March 31, 2023. This decrease was due to lower personnel costs and continued reductions in administrative costs, offset by an increase in stock compensation expense.
Net loss was $22.0 million for the three months ended March 31, 2024, as compared to $23.4 million for the three months ended March 31, 2023.
Cash, cash equivalents, and short-term investments as of March 31, 2024 were $161.5 million, compared to $97.7 million as of December 31, 2023.
Webcast Information
Absci will host a conference call to discuss its first quarter 2024 business updates and financial and operating results on Tuesday, May 14, 2024 at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time. A webcast of the conference call can be accessed at investors.absci.com. The webcast will be archived and available for replay for at least 90 days after the event.
About Absci
Absci is a data-first generative AI drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster. Our Integrated Drug Creation™ platform unlocks the potential to accelerate time to clinic and increase the probability of success by simultaneously optimizing multiple drug characteristics important to both development and therapeutic benefit. With the data to learn, the AI to create, and the wet lab to validate, we can screen billions of cells per week, allowing us to go from AI-designed antibodies to wet lab-validated candidates in as little as six weeks. Absci’s headquarters is in Vancouver, WA, with our AI Research Lab in New York City and an Innovation Center in Zug, Switzerland. Visit www.absci.com and follow us on LinkedIn (@absci), X (Twitter) (@Abscibio), and YouTube.
Availability of Other Information About Absci

Exhibit 99.1
Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites, as well as on X (Twitter), LinkedIn and YouTube. The information that we post on these websites and social media outlets could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website and social media postings, or any other website that may be accessed from our website or social media postings, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “potential,” “estimates,” “extends,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations regarding business operations, financial performance, and results of operations, including our expectations and guidance regarding the success of our partnerships, the gross use of cash, cash equivalents, and short-term investments, our projected cash usage, needs, and runway, our expectations regarding the signing and number of additional partners and number of programs included in such partnerships, our technology development efforts and the application of those efforts, including the generalizability of our platform, accelerating drug development timelines, improving the economics of drug discovery by lowering costs, increasing probability of successful drug development, and designing and developing differentiated therapeutics addressing unmet need, and our drug discovery and development activities related to drug creation partnerships and our internal therapeutic asset programs, including our clinical development strategy, the progress, milestones and success of our internal asset programs, including the timing for various stages of candidate selection, IND enabling studies, initiating clinical trials, the generation and disclosure of data related to these programs, the translation of preclinical results and data into product candidates, and the significance of preclinical results for our internal asset programs, including in comparison to competitor molecules and in leading to differentiated clinical efficacy, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and,

Exhibit 99.1
furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to obtaining and maintaining necessary approvals from the FDA and other regulatory authorities, replicating in clinical trials positive results found in preclinical studies, our dependence on third parties to support our internal development programs, including for the manufacture and supply of preclinical and clinical supplies of our product candidates or components thereof, our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners, our existing and potential partners’ ability and willingness to pursue the development and commercialization of programs or product candidates under the terms of our partnership agreements, and overall market conditions and regulatory developments that may affect our and our partners’ activities under these agreements, along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
Alex Khan
VP, Finance & Investor Relations
investors@absci.com

Media Contact:
press@absci.com
absci@methodcommunications.com

Exhibit 99.1
Absci Corporation
Unaudited Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,
(In thousands, except for share and per share data)	2024	2023
Revenues
Technology development revenue	$898	$1,269
Total revenues	898	1,269
Operating expenses
Research and development	12,236	12,657
Selling, general and administrative	8,744	9,593
Depreciation and amortization	3,416	3,504
Total operating expenses	24,396	25,754
Operating loss	(23,498)	(24,485)
Other income (expense)
Interest expense	(176)	(321)
Other income, net	1,711	1,458
Total other income, net	1,535	1,137
Loss before income taxes	(21,963)	(23,348)
Income tax expense	(12)	(7)
Net loss	$(21,975)	$(23,355)

Net loss per share: Basic and diluted	$(0.22)	$(0.26)

Weighted-average common shares outstanding: Basic and diluted	99,393,333	91,479,452

Exhibit 99.1
Absci Corporation
Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
(In thousands, except for share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$58,831	$72,362
Restricted cash	16,350	16,193
Short-term investments	102,712	25,297
Receivables under development arrangements, net	42	2,189
Prepaid expenses and other current assets	3,863	4,537
Total current assets	181,798	120,578
Operating lease right-of-use assets	4,275	4,490
Property and equipment, net	38,755	41,328
Intangibles, net	47,411	48,253
Restricted cash, long-term	1,126	1,112
Other long-term assets	1,533	1,537
TOTAL ASSETS	$274,898	$217,298
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,653	$1,503
Accrued expenses	15,398	19,303
Long-term debt	3,301	3,258
Operating lease obligations	1,586	1,679
Financing lease obligations	287	641
Deferred revenue	3,063	3,174
Total current liabilities	25,288	29,558
Long-term debt, net of current portion	3,745	4,660
Operating lease obligations, net of current portion	5,296	5,643
Finance lease obligations, net of current portion	29	76
Deferred tax liability, net	175	186
Deferred revenue, long-term	180	966
Other long-term liabilities	78	33
TOTAL LIABILITIES	34,791	41,122

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	11	9
Additional paid-in capital	668,698	582,699
Accumulated deficit	(428,470)	(406,495)
Accumulated other comprehensive loss	(132)	(37)
TOTAL STOCKHOLDERS' EQUITY	240,107	176,176
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$274,898	$217,298